Exhibit 10.1
AMENDMENT TO CREDIT AGREEMENT
     THIS AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of June 30, 2008, but effective as of May 15, 2008 (the “Effective Date”), is entered into by and among PARKER DRILLING COMPANY, a Delaware corporation (the “Borrower”), each lender from time to time party to the Credit Agreement defined below (collectively, the “Lenders” and individually, a “Lender”), BANK OF AMERICA, N.A., as Administrative Agent and an L/C Issuer, LEHMAN COMMERCIAL PAPER INC., as Syndication Agent, and ABN AMRO BANK N.V., as Documentation Agent.
WITNESSETH:
     WHEREAS, the Borrower, the Lenders, the L/C Issuers, the Administrative Agent, the Syndication Agent and the Documentation Agent have entered into that certain Credit Agreement, dated as of May 15, 2008, by and among the Borrower, the Lenders, the L/C Issuer, the Administrative Agent, the Syndication Agent and the Documentation Agent (as may be amended, restated, supplemented or otherwise modified, the “Credit Agreement”); and
     WHEREAS, the Borrower, the Lenders, the L/C Issuers, the Administrative Agent, the Syndication Agent and the Documentation Agent intend to waive certain provisions of the Credit Agreement and amend certain provisions of the Credit Agreement as set forth herein.
     NOW THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, the parties hereto agree as follows:
     SECTION 1. Definitions. Unless otherwise defined in this Amendment, each capitalized term used in this Amendment has the meaning assigned to such term in the Credit Agreement.
     SECTION 2. Limited Waiver of Section 4.01(a). Effective on (and subject to the occurrence of) the Effective Date, the Administrative Agent, each L/C Issuer and each Lender hereby waives until June 13, 2008, (a) compliance with the delivery requirements set forth in clauses (i), (iii), (v), (vi), (vii), (viii) and (xi) of Section 4.01(a) of the Credit Agreement solely with respect to each of Parker Drilling Company International LLC, a Delaware limited liability company, and Parker Drilling (Kazakhstan), LLC, a Delaware limited liability company, as a Loan Party and (b) any Event of Default that occurred, or may occur, pursuant to Section 8.01(c) or (d) of the Credit Agreement, solely as a result of such non-compliance.
     SECTION 3. Amendment of Section 9.10 of the Credit Agreement. Section 9.10 of the Credit Agreement is hereby amended by deleting clause (c) thereof and replacing it in its entirety with the following:
     “(c) to release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty and Collateral Documents (i) if such Person ceases to be a Subsidiary or (ii) in the case of each Subsidiary Guaranty that is a guarantor of obligations under any Indenture but would otherwise qualify as an “Excluded Subsidiary” at the time such Person became a Subsidiary Guarantor, if such Person ceases to be a guarantor of the obligations under any Indenture so that such Person qualifies as an “Excluded Subsidiary”, in each case (with respect to the foregoing clauses (i) and (ii)), as a result of a transaction permitted hereunder.”
     SECTION 4. Representations and Warranties, Etc. To induce the Lenders and L/C Issuers to enter into this Amendment, the Borrower represents and warrants to the Administrative Agent, each L/C Issuer and the Lenders that as of the date hereof (giving effect to Section 2 hereof):
     (a) each of the representations and warranties by the Borrower contained in the Credit Agreement and in the other Loan Documents are true and correct on and as of the date hereof in all material respects as though made as of the date hereof, except those that by their terms relate solely as to an earlier date, in which event they shall be true and correct on and as of such earlier date;
     (b) the execution, delivery and performance of this Amendment has been duly authorized by all requisite organizational action on the part of the Borrower;
     (c) the Credit Agreement and each other Loan Document constitute valid and legally binding agreements enforceable against each Loan Party that is a party thereto in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting creditors’ rights generally and by general principles of equity, regardless of whether considered in a proceeding in equity or at law; and
     (d) no Default or Event of Default exists under the Credit Agreement or any of the other Loan Documents.
     SECTION 5. Ratification. The Borrower hereby ratifies and confirms, as of the Effective Date, (a) the covenants and agreements contained in each Loan Document to which it is a party, including, in each case, as such covenants and agreements may be modified by this Amendment and the transactions contemplated thereby and (b) all of the Obligations under the Credit Agreement and the other Loan Documents. This Amendment is an amendment to the Credit Agreement, and the Credit Agreement as amended hereby, is hereby ratified, approved and confirmed in each and every respect.
     SECTION 6. Effectiveness. This Amendment shall become effective as of the Effective Date when all of the conditions set forth in this Section have been satisfied.
     (a) The Administrative Agent shall have received duly executed counterparts of this Amendment from the Borrower, the Administrative Agent, each L/C Issuer, the Syndication Agent, the Documentation Agent and each Lender; and
     (b) The Administrative Agent shall have received (i) all reasonable out-of-pocket fees, costs and expenses incurred in connection with the negotiation, preparation, execution and delivery of this Amendment and related documents (including the fees, charges and disbursements of counsel to the Administrative Agent), and (ii) all other fees, costs and expenses due and payable pursuant to Section

10.04 of the Credit Agreement, in each case under either clause (i) or (ii) above, to the extent then invoiced.
     SECTION 7. Governing Law; Severability; Integration. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. If any provision of this Amendment or any other Loan Document is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Amendment and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. This Amendment and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.
     SECTION 8. Execution in Counterparts. This Amendment may be executed by the parties hereto in several counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original and all of which when taken together shall constitute a single document.
     SECTION 9. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns; provided, however, that (a) the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender; and (b) the rights of sale, assignment and transfer of the Lenders are subject to Section 10.06 of the Credit Agreement.
     SECTION 10. Miscellaneous. (a) On and after the effectiveness of this Amendment, each reference in each Loan Document to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended or otherwise modified by this Amendment; (b) the execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any default of the Borrower or any right, power or remedy of the Administrative Agent, the L/C Issuers, the Syndication Agent, the Documentation Agent or the Lenders under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents; (c) this Amendment is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement; and (d) a facsimile signature of any party hereto shall be deemed to be an original signature for purposes of this Amendment.
     SECTION 11. ENTIRE AGREEMENT. THlS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE

PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

PARKER DRILLING COMPANY
By:	/s/ David W. Tucker
	Name:	David W. Tucker
	Title:	Treasurer and Assistant Secretary

BANK OF AMERICA, N.A., as Administrative Agent
By:	/s/ Shelley A. McGregor
	Name:	Shelley A. McGregor
	Title:	Senior vice President

BANK OF AMERICA, N.A., as a Lender and an L/C Issuer
By:	/s/ Shelley A. McGregor
	Name:	Shelley A. McGregor
	Title:	Senior Vice President

LEHMAN COMMERCIAL PAPER INC., as Syndication Agent and a Lender
By:	/s/ Ritam Bhalla
	Name:	Ritam Bhalla
	Title:	Authorized Signatory

ABN AMRO BANK N.V., as Documentation Agent and a Lender
By:	/s/ John D. Reed
	Name:	John D. Reed
	Title:	Director

By:	/s/ Todd D. Vaubel
	Name:	Todd D. Vaubel
	Title:	Vice President

CATERPILLAR FINANCIAL SERVICES CORPORATION, as a Lender
By:	/s/ Roger Scott Freistat
	Name:	Roger Scott Freistat
	Title:	Credit Manager

NATIXIS, as a Lender
By:	/s/ Tim Polvado
	Name:	Tim Polvado
	Title:	Managing Director

By:	/s/ Liana Tchernysheva
	Name:	Liana Tchernysheva
	Title:	Director

WHITNEY NATIONAL BANK, as a Lender
By:	/s/ Paul Cole
	Name:	Paul Cole
	Title:	Vice President

WELLS FARGO BANK, N.A. as a Lender
By:	/s/ Corbin Womac
	Name:	Corbin Womac
	Title:	Assistant Vice President

DUEUTSCHE BANK AG NEW YORK BRANCH, as a Lender
By:	/s/ Evelyn Thierry
	Name:	Evelyn Thierry
	Title:	Vice President

By:	/s/ Dusan Lazarov
	Name:	Dusan Lazarov
	Title:	Vice President

HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender
By:	/s/ Steven F. Larsen
	Name:	Steven F. Larsen
	Title:	First Vice President

NORTHERN BANK, as a Lender
By:	/s/ Leonard F. Horst
	Name:	Leonard F. Horst
	Title:	Senior Vice President